Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2014 relating to the consolidated financial statements, which appears in Gigamon Inc.’s Annual Report on Form 10-K for the year ended December 28, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 13, 2014